Sub-Item 77D - Policies with respect to security investments			Y

Change to investment restriction of Aetna High
 Yield Fund - now permitted to invest up to 35%
 (from 25%) of its total assets in foreign securities.
Change to investment strategy of Aetna Growth and Income Fund - reduced emphasis on real estate and fixed income securities.

Sub-Item 77I - Terms of New or Amended Securities				Y

Pursuant to the Articles Supplementary for Aetna Series
 Fund, Inc. ("Corporation"), effective February 11,
 2000, the Board of Directors of the Corporation designated and classified six hundred million
 (600,000,000) shares of stock of the
 Corporation into 2 new series, Aetna Principal
 Protection Fund III and Aetna Technology Fund, as follows:


Name of Series

Class of Series
Number of Shares Allocated



Aetna Principal Protection Fund III
	Class A
100,000,000

	Class B
100,000,000



Aetna Technology Fund
	Class I
100,000,000

	Class A
100,000,000

	Class B
100,000,000

	Class A
100,000,000

Pursuant to the Articles Supplementary
 for the Corporation, effective April 21, 2000, the Board of Directors of the Corporation designated and classified two hundred million (200,000,000) shares of stock of the Corporation into a new series, Aetna Principal Protection Fund IV, as follows:


Name of Series

Class of Series
Number of Shares Allocated



Aetna Principal Protection Fund IV
Class A
100,000,000

Class B
100,000,000

Each new series has the preferences,
 rights, voting powers, restrictions,
 limitations as to dividends, qualifications, conversion rights, and terms and conditions of redemption of shares as referred to in the Articles Supplementary. Class B shares automatically convert to Class A shares after 8 years.




EXHIBITS


77Q1(a) - Articles Supplementary:

	Articles Supplementary
 (February 11, 2000)

	Incorporated herein by reference
 to Post-Effective Amendment No. 38
 to Registration Statement on Form N-1A,
 (File No. 33-41694), as filed electronically with the Securities and Exchange Commission on February 23, 2000.

	Articles Supplementary (April 21, 2000)

	Incorporated herein by reference to
 Post-Effective Amendment No. 40 to
 Registration Statement on Form N-1A,
 (File No. 33-41694), as filed electronically with the Securities and Exchange
 Commission on June 28, 2000.


77Q1(b) - text of proposal described in 77D

Change to Investment Restriction -
 Aetna High Yield Fund

Aetna High Yield Fund, a series of Aetna
 Series Fund, Inc. (the "Series"), amended its investment restriction to permit the Series to invest up to 35% of its total assets in foreign securities.

Change to Principal Investment Strategies
 - Aetna Growth and Income Fund

Aetna Growth and Income Fund,
 a series of Aetna Series Fund, Inc.
 (the "Series"), amended its investment
 strategy to reduced emphasis on real estate
 and fixed income securities.
 .


77Q1(e) - Investment Advisory Agreements:

	Investment Advisory Agreement for Aetna
 Principal Protection Fund III and Investment
 Advisory Agreement for Aetna Technology Fund:

Incorporated herein by reference to Post-Effective
Amendment No. 38 to Registration Statement on
 Form N-1A, (File No. 33-41694), as filed electronically with the Securities and
 Exchange Commission on February 23, 2000.

Investment Advisory Agreement for Aetna
 Principal Protection Fund IV:

Incorporated herein by reference to
 Post-Effective Amendment No. 40 to
 Registration Statement on Form N-1A,
 (File No. 33-41694), as filed electronically with the Securities and Exchange Commission on June 28, 2000.

2

2ELV636.DOC